Exhibit 99.3

Heritage Plastics, Inc. and Related Companies

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

HERITAGE PLASTICS, INC. AND RELATED COMPANIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
	June 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$2,696,330	$4,274,927
Accounts receivable - trade, net of allowance	22,903,141	17,694,592
Inventory	13,476,357	13,466,113
Prepaid expenses and other	726,947	656,520
Total current assets	39,802,775	36,092,152
Fixed assets, net (see Note 2)	11,574,407	11,433,158
Other assets	3,411,275	3,325,774
Total Assets	54,788,457	50,851,084
Liabilities and Equity
Accounts payable - trade	11,097,168	10,826,214
Line of credit and current maturities of long-term debt (see Note 4)	10,280,474	12,240,790
Accrued liabilities	6,034,168	3,119,441
Total current liabilities	27,411,810	26,186,445
Long-term debt, net of current portion (see Note 5)	7,747,195	8,722,960
Total Liabilities	35,159,005	34,909,405
Shareholders' and Members' Equity:
Common stock - no par value, 103,750 shares authorized, 2,850 shares issued and 2,450 shares outstanding	212,505	212,505
Paid-in capital	3,420,940	3,420,940
Treasury stock, 400 shares, at cost	(2,500,000)	(2,500,000)
Retained earnings	18,100,995	14,529,675
Members' equity	395,012	278,559
Total shareholders' and members' equity	19,629,452	15,941,679
Total liabilities and shareholders' and members' equity	$54,788,457	$50,851,084

HERITAGE PLASTICS, INC. AND RELATED COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net sales	$27,979,644	$20,235,586	$53,032,420	$41,975,562
Cost of goods sold	23,169,556	17,252,444	43,066,607	38,053,276
Operating expenses	1,918,934	1,346,443	3,524,228	2,885,727
Net operating income	2,891,154	1,636,699	6,441,585	1,036,559
Interest expense	115,635	135,237	237,879	267,489
Income before income tax	2,775,519	1,501,462	6,203,706	769,070
Other income	158,577	43,341	400,821	119,486
Other expenses	—	(31,887)	—	(61,185)
Net income	$2,934,096	$1,512,916	$6,604,527	$827,371

HERITAGE PLASTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 28, 2013	Six months ended June 29, 2012

CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$6,604,527	$827,371
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	538,084	312,504
Change in operating assets and liabilities	(2,189,040)	(489,189)
Net cash from operating activities	4,953,571	650,686

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(679,333)	(539,967)
Decrease (increase) in construction in progress	—	—
Net cash from investing activities	(679,333)	(539,967)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under line-of-credit agreements	(2,100,316)	1,731,677
Borrowings on long-term debt	71,153	258,064
Payments on long-term debt	(906,918)	(412,728)
Distributions to shareholders'	(2,916,754)	(860,315)
Net cash from financing activities	(5,852,835)	716,698

Net increase in cash	(1,578,597)	827,417

CASH, beginning of year	4,274,927	1,573,536

CASH, end of year	$2,696,330	$2,400,953

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
Heritage Plastics, Inc., Heritage Plastics Central, Inc. and Heritage Plastics West, Inc. (the “Operating Companies”) manufacture PVC plastic pipe for a broad-based mix of industry and customers. The Operating Companies have production plants in Ohio, Florida, Texas and Utah. Effective January 1, 2012, Heritage Plastics South, Inc. and Heritage Plastics Molding, Inc. were merged into Heritage Plastics, Inc. The Operating Companies grant credit to customers throughout the nation. Consequently, the Company’s ability to collect the amounts due from customers is affected by economic fluctuations in the industry.

Carroll Rentals, LLC, Florida Rentals, LLC, and Milford Rentals, LLC (the “LLC’s”) are engaged in the rental of real estate to the operating companies in Ohio, Florida, and Utah.

Principles of Consolidation
The consolidated financial statements include the amounts of Heritage Plastics, Inc., Heritage Plastics Central, and Heritage Plastics West, all operating companies related through common ownership. In addition, Carroll Rentals, LLC, Florida Rentals, LLC, and Milford Rentals, LLC various interest real estate companies are included. All significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition
The Company recognizes revenue from sales at the time of shipment. Freight costs are included in cost of goods sold.

Cash and Cash Equivalents
For purposes of classification on the consolidated balance sheets and consolidated statements of cash flows, cash and cash equivalents include cash on hand and deposits in banks.

Trade Accounts Receivable
Trade receivables are carried at original invoice amount, less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, they have concluded that a $327,255 allowance for doubtful accounts was necessary at both June 30, 2013 and December 31, 2012, respectively.

A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as it is charged. After the receivable becomes past due, it is on nonaccrual status and accrual of interest is suspended.

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories
Inventories consist of raw materials and finished goods and are stated at the lower of cost (first-in, first-out) or market value.

Inventories as of June 30, 2013 and December 31, 2012 consisted of the following components:

	June 30, 2013	December 31, 2012
Raw materials	$6,193,134	$6,336,037
Supplies	511,274	286,179
Finished goods	6,771,949	6,843,897
Total inventories	$13,476,357	$13,466,113

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed primarily on the straight-line method over estimated useful lives.

Income Taxes
The Operating Companies, with the consent of their stockholders, have elected to have their income taxed as S corporations under Section 1362 of the Internal Revenue Code. As such, the Operating Companies do not pay corporate income taxes and are not allowed net operating tax loss carrybacks or carryovers as deductions. Instead, the stockholders include their proportionate share of the Operating Companies’ taxable income or loss in their individual income tax returns.

The LLC’s are limited liability companies, and in lieu of income taxes, the members of the limited liability companies are taxed on their proportionate share of the taxable income.

In accounting for uncertainty in income taxes, management evaluated the entities’ tax positions and concluded that the entities had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the entities are no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2009.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation
Depreciation of property and equipment are provided by use of straight line method over the following useful lives:

Buildings	10 – 25 years
Machinery and Equipment	5 – 10 years
Office Furniture and Equipment	3 – 10 years
Leasehold Improvements	15 years

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2013 and December 31, 2012 consisted of the following components:

	June 30, 2013	December 31, 2012
Buildings	$5,802,049	$5,802,048
Land improvements	806,814	806,814
Building improvements	266,685	266,685
Parking lot	321,532	321,532
Machinery and equipment	14,022,059	13,474,812
Office furniture and equipment	69,729	66,179
Leasehold improvements	1,877,076	1,771,555
Warehouse equipment	299,626	293,614
Vehicles	415,089	369,836
Computer equipment	348,273	319,788
Land	357,817	357,817
Construction in progress	157,596	214,332
Property and Equipment	24,744,345	24,065,012
Less: accumulated depreciation	(13,169,938)	(12,631,854)
Property and Equipment, net	$11,574,407	$11,433,158

NOTE 3: ACCRUED LIABILITIES

Accrued liabilities as of June 30, 2013 and December 31, 2012 consisted of the following components:

	June 30, 2013	December 31, 2012
Accrued commissions	$683,076	$393,384
Accrued sales rebates	1,621,848	1,580,745
Accrued wages	341,128	1,110,615
Accrued other	3,388,116	34,697
Accrued liabilities	$6,034,168	$3,119,441

NOTE 4: LINE-OF-CREDIT

The Operating Companies have negotiated a line-of-credit with Huntington Bank in the amount of $15,500,000. The bank has allocated the maximum line amounts to each of the operating companies as noted in the paragraphs below.

Heritage Plastics, Inc. maintains a $7,500,000 line-of-credit with Huntington Bank secured by equipment, inventory and accounts receivable which bears interest at the rate of LIBOR plus 2.5 percent. At June 30, 2013 and December 31, 2012 , the outstanding balance was $4,725,621 and $5,300,929, respectively.

Heritage Plastics Central, Inc. maintains a $5,000,000 line-of-credit with Huntington Bank secured by equipment, inventory and accounts receivable which bears interest at the rate of LIBOR plus 2.5 percent. At June 30, 2013 and December 31, 2012, the outstanding balance was $1,550,000 and $2,830,486, respectively.

Heritage Plastics West, Inc. maintains a $4,000,000 line-of-credit with Huntington Bank secured by equipment, inventory and accounts receivable which bears interest at the rate of LIBOR plus 2.5 percent. At June 30, 2013 and December 31, 2012, the outstanding balance was $2,544,518 and $2,789,040, respectively.

The lines-of-credit and long-term debt (described in Note 5) contain covenants for debt coverage and minimum net worth. Management believes the entities are in compliance with all requirements.

NOTE 5: LONG-TERM DEBT

The following is a summary of long-term debt as of June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
Note payable to bank bearing interest at LIBOR plus 2.50%, payable in monthly installments of $9,045 including interest through May 2018 with final balloon payment, collateralized by property and assets of related entities.	$527,133	$575,998
Note payable to bank bearing interest at LIBOR plus 2.50%, payable in monthly installments of $15,459 including interest through May 2018 with final balloon payment, collateralized by property and assets of related entities.	900,578	984,062
Note payable to bank bearing interest at LIBOR plus 2.50%, payable in monthly installments of $11,303 including interest through May 2018 with final balloon payment, collateralized by property and assets of related entities.	658,898	719,982
Note payable to bank bearing interest at LIBOR plus 2.50%, payable in monthly installments of $10,060 including interest through November 2018 with final balloon payment, collateralized by property and assets of related entities.	576,144	624,319
Note payable to bank bearing interest at LIBOR plus 2.50%, payable in monthly installments of $4,521 including interest through May 2018 with final balloon payment, collateralized by property and assets of related entities.	—	287,991
Note payable to bank bearing interest at LIBOR plus 2.50%, payable in monthly installments of $30,393 including interest through November 2018 with final balloon payment, collateralized by property and assets of related entities	2,420,542	2,578,226
Note payable to bank bearing interest at LIBOR plus 2.50%, payable in monthly installments of $17,379 through June 2018 with final balloon payment, collateralized by property and assets of related entities.	2,762,782	2,836,729
Note payable to bank bearing interest at 4.859%, payable in monthly installments including interest of $18,369 through December 2016, collateralized by property and assets of related entities.	708,166	789,569
Note payable to bank bearing interest at 4.443%, payable in monthly installments of $8,975 through September 2017, collateralized by assets of related entities.	416,421	460,005
Note payable to bank bearing interest at 4.553%, payable in monthly installments of $3,381 through May 2017, collateralized by assets of related entities.	145,307	162,063
Note payable to bank bearing interest at 4.562%, payable in monthly installments of $484 through August 2017, collateralized by assets of related entities.	21,915	24,351
Note payable to bank bearing interest at 4.553%, payable in monthly installments of $3,381 through May 2017, collateralized by assets of related entities.	24,391	—
Note payable to bank bearing interest at 4.562%, payable in monthly installments of $484 through August 2017, collateralized by assets of related entities.	45,253
	9,207,530	10,043,295
Less: principal due within one year	1,460,335	1,320,335
	$7,747,195	$8,722,960

Future scheduled maturities of long-term debt as of June 30, 2013:

2014	$1,460,335
2015	1,361,949
2016	1,404,980
2017	1,436,913
2018	3,543,353
$9,207,530

Interest paid amounted to $237,879 and $267,489 for the six months ended June 30, 2013 and June 30, 2012; respectively.